                                                                     Exhibit 4.7



                     FORM OF EXCHANGE CERTIFICATE GUARANTEE
                     --------------------------------------



     THIS EXCHANGE CERTIFICATE GUARANTEE (the "Guarantee"), made this     day of
, 1998 by TRANSTEL S.A., a sociedad anonima incorporated under the laws of the Republic of Colombia (the "Guarantor") in favor of Marine Midland Bank, a New York banking corporation and trust company (the "Guarantee Trustee") and the holders (the "Exchange Certificateholders") of 12 1/2% Pass Through Exchange Certificates due 2007, representing interests in 12 1/2% Senior Notes issued by the Guarantor (the "Exchange Certificates").


                              W I T N E S S E T H
                              -------------------


          WHEREAS, the Guarantor, Wilmington Trust Company (the "Pass Through Trustee") and the Guarantee Trustee, as registrar and paying agent, have entered into the Amended and Restated Pass Through Trust Agreement dated as of October 28, 1997 (such agreement, including all exhibits thereto, as it may from time to time be amended, modified or supplemented, is hereinafter referred to as the "Trust Agreement"), pursuant to which Transtel Pass Through Trust (the "Trust") issued the Exchange Certificates to the Exchange Certificateholders;

          WHEREAS, the Guarantor executed and delivered on October 28, 1997 a guarantee agreement (the "Original Certificate Guarantee"), with substantially identical terms to this Guarantee, for the benefit of the Original Certificateholders;

          WHEREAS, as an incentive for the holders (the "Original
Certificateholders") of 12 1/2% Pass Through Trust Certificates due 2007, representing interests in 12 1/2% Senior Notes issued by the Guarantor (the "Original Certificates") to exchange their Original Certificates for Exchange Certificates, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Guarantee, to be obligated to the Exchange Certificateholders under the Guaranteed Obligations (as defined herein);

     NOW, THEREFORE, in consideration of the exchange by Original Certificateholders of Original Certificates for Exchange Certificates which exchange the Guarantor hereby acknowledges shall benefit the Guarantor, and for other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the Guarantor hereby represents and warrants to, and covenants and agrees with the Guarantee Trustee and the Exchange Certificateholders, as follows:

     1. The Guarantor hereby irrevocably and unconditionally guarantees to the Exchange Certificateholders (a) the punctual payment of the full amount, when due (whether by demand, acceleration or otherwise), of the principal of and interest on, and fees and expenses due pursuant to, the Exchange Certificates, and (b) full and timely payment on the Exchange Certificates as if payment had been made on a full and timely basis on the Senior Notes (all of the liabilities and obligations included in clauses (a) and (b) of this paragraph 1 are hereinafter referred to collectively as the "Guaranteed Obligations"). This is a guaranty of payment and not of collection, and is the primary obligation of the Guarantor; and Guarantee Trustee, on behalf of the Exchange Certificateholders, may enforce this Guarantee against the Guarantor without any prior enforcement of the Guaranteed Obligations against the Trust. Any action to enforce this Guarantee shall be undertaken by the Guarantee Trustee upon the written direction of Exchange Certificateholders representing not less than a majority of the outstanding Exchange Certificates.

     2. All payments made by the Guarantor under or by virtue of this Guarantee shall be paid to the Guarantee Trustee at its office at 140 Broadway, 12th Floor, New York, New York 10005, U.S.A. or such other place as the Guarantee Trustee may hereafter designate in writing. The Guarantor hereby agrees to make all payments under or by virtue of this Guarantee to the Guarantee Trustee, on behalf of the Exchange Certificateholders, as aforesaid. The Guarantee Trustee shall not be required otherwise to establish its authority to receive any payment made hereunder. During such time as the Guarantee Trustee is acting as paying agent under the Trust Agreement, the Guarantee Trustee shall apply any payments received under this Guarantee in its capacity as paying agent as provided under the Trust Agreement. Following such time as the Guarantee Trustee ceases to be paying agent under the Trust Agreement, the Guarantee Trustee shall pay any payments received hereunder to the successor paying agent or the Guarantee Trustee for payment in accordance with the terms of the Trust Agreement.

     3. The Guarantor hereby waives notice of acceptance of this Guarantee, notice of the creation, renewal or accrual of any of the Guaranteed Obligations and notice of any other liability to which this Guarantee may apply, and notice or proof of reliance by the Exchange Certificateholders upon this Guarantee, and waives diligence, protest, notice of protest, presentment, demand of payment, notice of dishonor or nonpayment of any of the Guaranteed Obligations, suit or taking other action or making any demand against, and any other notice to the Trust or any other party liable thereon.

     4. So far as the Guarantor is concerned, the Guarantee Trustee or the Exchange Certificateholders may, at any time and from time to time, without the consent of, or notice to the Guarantor, and without impairing or releasing any of the obligations of the Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

     (a) exercise or refrain from exercising any rights against the Pass Through Trustee, the Trust or others or otherwise act or refrain from acting; and

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

     (b) to the extent set forth in the Trust Agreement, amend or otherwise modify the Trust Agreement, consent to or waive any breach of, or any act, omission or default under the Trust Agreement, the Exchange Certificates, or any agreements, instruments or documents referred to therein or executed and delivered pursuant thereto or in connection therewith, and this Guarantee shall apply to the Guaranteed Obligations as set forth in each of such documents as so amended and modified. Any such action shall not impair or release any of the obligations of the Guarantor hereunder.

     5. No invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor shall affect, impair or be a defense to this Guarantee, and this Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to the validity, regularity or enforceability of the Trust Agreement, the Exchange Certificates or any of the other Guaranteed Obligations or any collateral security therefor or guaranty thereof or rights of offset with respect thereto at any time or from time to time held by the Exchange Certificateholders and without regard to any defense, offset or counterclaim which may at any time be available to or be asserted by the Trust against the Exchange Certificateholders and which constitutes, or might be construed to constitute, an equitable or legal discharge of the Trust for the Guaranteed Obligations or any part thereof, or of the Guarantor under this Guarantee, bankruptcy or in any other instance.

     6. Until such time that the Guaranteed Obligations are paid in full, the Guarantor hereby irrevocably waives, for the benefit of the Exchange Certificateholders, any and all rights which it presently has, or may hereafter have, whether by virtue of any payment or payments hereunder or otherwise, to be subrogated to the rights of the Exchange Certificateholders against the Trust with respect to any indebtedness of the Trust to the Exchange Certificateholders.

     7. The Guarantor makes the following representations and warranties, which shall survive the execution and delivery of this Guarantee:

     (a) The Guarantor is a corporation, duly organized, validly existing and in good standing under the laws of Colombia. The Guarantor has all requisite power and authority, corporate or otherwise, to execute, deliver and perform this Guarantee, and has taken all necessary action, corporate or otherwise, to authorize the execution, delivery and performance of this Guarantee. This Guarantee has been duly executed and delivered and constitutes the valid and legally binding obligation of the Guarantor, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or moratorium laws, now or hereafter in effect, relating to or affecting the enforcement of creditors' rights generally, and further subject to the discretion of the court in granting the remedy of specific performance and other equitable remedies; and

     (b) No consent or approval of any Person (including, without limitation, stockholders of the Guarantor), no waiver of any Lien or other similar right and no

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

consent, license, approval, authorization or declaration of, any governmental authority, bureau or agency, is or will be required in connection with the execution, delivery, performance, validity, enforcement or priority of this Guarantee, or any other agreements, instruments or documents to be executed or delivered pursuant hereto or thereto.

     8. All notices, requests, demands or other communications hereunder shall be in writing, either by letter (delivered by hand or commercial messenger service or sent by certified mail, return receipt requested) or telegram or telecopy, addressed as follows:

            (a)  if to the Guarantor:

                 Calle 19N
                 No. 2-29
                 40th Floor
                 Cali, Colombia
                 Attention:  Guillermo Lopez
                 Telecopier No.: 57.2.667.5423

            (b)  if to the Guarantee Trustee or the Exchange Certificateholders

                 Marine Midland Bank, as Guarantee Trustee
                 140 Broadway, 12th Floor
                 New York, New York 10005
                 U.S.A.
                 Attention: Corporate Trust Department - Transtel Telecopier No.: (212) 658-6425

Any notice, request, demand or other communication hereunder shall be deemed to have been given on the day on which it is delivered to such party at its address specified above. The Guarantee Trustee or the Guarantor may change the person, address or telecopier number to whom or which notices are to be given hereunder, by notice duly given hereunder.

     9. No delay on the part of the Guarantee Trustee or the Exchange Certificateholders in exercising any of their options, powers or rights, and no partial or single exercise thereof, whether arising hereunder, under the Trust Agreement, the Exchange Certificates, or otherwise, shall constitute a waiver thereof or affect any right hereunder. No waiver of any of such rights and no modification, amendment or discharge of this Guarantee shall be deemed to be made by the Guarantee Trustee or the Exchange Certificateholders or shall be effective unless the same shall be in writing executed and delivered and then such waiver shall apply only with respect to the specific instance involved and shall in no way impair the rights of the Guarantee Trustee or the Exchange Certificateholders or the obligations of the Guarantor to the Guarantee Trustee or the Exchange Certificateholders in any other respect at any other time.

     10. THIS GUARANTEE AND THE RIGHTS AND OBLIGATIONS OF THE GUARANTEE TRUSTEE, THE EXCHANGE CERTIFICATEHOLDERS AND THE GUARANTOR HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE. THE GUARANTOR WAIVES TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS GUARANTEE. IN THE EVENT THE EXCHANGE CERTIFICATEHOLDERS BRINGS ANY ACTION TO ENFORCE ANY OR ALL LIABILITIES OF THE GUARANTOR HEREUNDER, SERVICE OF PROCESS MAY BE MADE UPON THE GUARANTOR BY MAILING A COPY OF THE SUMMONS TO CT CORPORATION SYSTEMS, INC., 1633 BROADWAY, NEW YORK, NEW YORK 10019, AS THE COMPANY'S AUTHORIZED AGENT BY CERTIFIED OR REGISTERED MAIL, AND THE GUARANTOR HEREBY CONSENTS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, COUNTY OF NEW YORK, AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OVER THE PERSON OF THE GUARANTOR AND HEREBY WAIVES ANY CLAIM THAT NEW YORK COUNTY OR THE SOUTHERN DISTRICT OF NEW YORK IS AN INCONVENIENT FORUM. THE GUARANTOR HEREBY WAIVES THE RIGHT TO INTERPOSE COUNTERCLAIM OR SET-OFFS OF ANY KIND AND DESCRIPTION IN ANY SUCH ACTION OR SUIT ARISING HEREUNDER OR IN CONNECTION HEREWITH.

     11. If claim is ever made upon the Guarantee Trustee or the Exchange Certificateholders for repayment or recovery of any amount or amounts received by it in payment or on account of any of the Guaranteed Obligations and it repays all or part of such amount by reason of any: (a) judgment, decree or order of any court or administrative body having jurisdiction over it or any of its property, or (b) settlement or compromise of any such claim effected by it with any such claimant (including the Trust), then, and in either such event, the Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon the Guarantor, notwithstanding the cancellation of any instrument evidencing any of the Guaranteed Obligations, and the Guarantor shall be and remain liable hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by the Exchange Certificateholders.

          12. (a) The Guarantee Trustee is authorized from time to time to take such action as the Exchange Certificateholders recommend or direct in writing pursuant to this Guarantee.

          (b) The Guarantee Trustee undertakes to perform such duties and only such duties as are set forth in this Guarantee, and no implied covenants or obligations shall be read into this Guarantee against the Guarantee Trustee.

     (c) It shall be the duty of the Guarantee Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Guarantee in the interests of the Exchange Certificateholders in accordance with the provisions of this Guarantee.

     (d) Notwithstanding the foregoing, the Guarantee Trustee shall not be required to take any action hereunder if the Guarantee Trustee shall reasonably determine, or shall have been advised by counsel in writing, that such action is likely to result in personal liability to the Guarantee Trustee (in such capacity or individually), is contrary to the terms of this Guarantee or is otherwise contrary to law.

     (e) In the event the Guarantee Trustee is uncertain as to the application of any provision of this Guarantee, or such provision is ambiguous as to its application or is, or appears to be, in conflict with any other provision hereof, or in the event that this Guarantee permits any determination by the Guarantee Trustee or is silent or incomplete as to the course of action which the Guarantee Trustee is required to take with respect to a particular set of facts, then the Guarantee Trustee may seek instructions from the Exchange Certificateholders and shall not be liable to any person to the extent that it acts in good faith in accordance with the instructions of the Exchange Certificateholders.

     (f) The duties and obligations of the Guarantee Trustee shall be determined solely by the express provisions of this Guarantee. The Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Guarantee against the Guarantee Trustee. No implied powers, duties or obligations shall be read into this Guarantee against the Guarantee Trustee.

     (g) In the absence of bad faith on its part, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Guarantee Trustee.

     (h) No provision of this Guarantee shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

     (1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

     (2) the Guarantee Trustee shall not be liable for any error of made in good faith unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts;

     (3) the Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Exchange Certificateholders holding Exchange Certificates evidencing not less than a majority in interest in the Trust relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee, under this Guarantee; and

          (4) no provision of this Guarantee shall require the Guarantee Trustee to expend or risk its own funds in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it.

          (i) Whether or not herein expressly so provided, every provision of this Guarantee relating to the conduct or affecting the liability of or affording protection to the Guarantee Trustee shall be subject to the provisions of this Section.

          13.  Except as otherwise provided in Section 12:

          (a) the Guarantee Trustee may rely and shall be protected in acting or refraining from acting in reliance upon any signature, resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Guarantee Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Guarantee Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or any assistant treasurer or the secretary or any assistant secretary of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Guarantee Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon;

          (b) the Guarantee Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (c) the Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee at the request or direction of any of the Exchange Certificateholders pursuant to this Guarantee, unless such Exchange Certificateholders shall have offered to the Guarantee Trustee reasonable security or indemnity against the cost, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (d) the Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document;

          (e) The Guarantee Trustee shall not be answerable or accountable under any circumstances, except for the willful misconduct or negligence of the Guarantee Trustee, except for the Guarantee Trustee's failure to use ordinary care to disburse funds and except for liabilities that may result from the inaccuracy of any representation or warranty of the Guarantee Trustee in this Guarantee;

          (f) The Guarantee Trustee shall incur no liability if, by reason of any provisions of any present or future law or regulation thereunder, or by any force majeure event, including, but not limited to, natural disaster, war or other circumstances beyond its control, the Guarantee Trustee shall be prevented or forbidden from doing or performing any act or thing which the terms of this Guarantee provide shall or may be done or performed; and

          (g) Prior to taking any action under this Guarantee, the Guarantee Trustee shall be entitled to receive written directions of the Exchange Certificateholders pursuant to Section 1 hereof. The Guarantee Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the instruction of such Exchange Certificateholders.

           14.  The Guarantor agrees

           (a) to pay, or cause to be paid, to the Guarantee Trustee from time to time the compensation set forth in the agreement between the Guarantee Trustee and the Guarantor for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee);

           (b) except as otherwise expressly provided herein, to reimburse, or cause to be reimbursed the Guarantee Trustee upon its request for all reasonable outofpocket expenses, disbursements and advances incurred or made by the Guarantee Trustee in accordance with any provision of this Guarantee (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its (or its agent or counsel) negligence, willful misconduct or bad faith or as may be incurred due to the Guarantee Trustee's breach of its representations and warranties;

           (c) to indemnify, or cause to be indemnified, the Guarantee Trustee from and against any and all liabilities, obligations, losses, damages, penalty, tax, claims, actions, suits (including reasonable legal fees and expenses) relating to this Guarantee, provided that the Guarantor shall not be required to indemnify the Guarantee Trustee for any liability which results from the negligence or willful misconduct of the Guarantee Trustee. The Guarantee Trustee shall notify the Guarantor promptly of any claim for which it may seek indemnity. The

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

     Guarantor shall defend the claim and the Guarantee Trustee shall cooperate in the defense. The Guarantee Trustee may have separate counsel with the consent of the Guarantor and the Guarantor will pay the reasonable fees and expenses of such counsel. The Guarantor need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

          15. (a) No resignation or removal of the Guarantee Trustee and no appointment of a successor Guarantee Trustee pursuant to this Section shall become effective until the acceptance of appointment by the successor Guarantee Trustee under Section 15(e).

          (b) The Guarantee Trustee may resign at any time by giving written notice thereof to the Guarantor and the Indenture Trustee. If an instrument of acceptance by a successor Guarantee Trustee shall not have been delivered to the Guarantor and the Indenture Trustee within 30 days after the giving of such notice of resignation, the resigning Guarantee Trustee may petition any court of competent jurisdiction for the appointment of a successor Guarantee Trustee.

          (c) If the Guarantee Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Guarantee Trustee for any cause, the Guarantor shall promptly appoint a successor Guarantee Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Guarantee Trustee shall be appointed by Act of the Exchange Certificateholders holding Exchange Certificates evidencing not less than a 25% interest in the Trust delivered to the Guarantor, the Pass Through Trustee and the retiring Guarantee Trustee, the successor Guarantee Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Guarantee Trustee and supersede the successor Guarantee Trustee appointed as provided above. If no successor Guarantee Trustee shall have been so appointed as provided above and accepted appointment in the manner hereinafter provided, any Exchange Certificateholder who has been a bona fide Exchange Certificateholder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Guarantee Trustee.

          (d) The successor Guarantee Trustee shall give notice of the resignation and removal of the Guarantee Trustee and appointment of the successor Guarantee Trustee by mailing written notice of such event by firstclass mail, postage prepaid, to the Exchange Certificateholders as their names and addresses appear in the Register. Each notice shall include the name of such successor Guarantee Trustee and the address of its principal corporate trust office.

          (e) Every successor Guarantee Trustee appointed hereunder shall execute, acknowledge and deliver to the Guarantor and to the retiring Guarantee Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Guarantee Trustee shall become effective and such successor Guarantee Trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, trusts and duties of the retiring Guarantee Trustee; but, on request of the Guarantor or the successor Guarantee Trustee, such retiring Guarantee Trustee shall execute and deliver an instrument transferring to such successor Guarantee Trustee all the rights, powers and trusts of the retiring Guarantee Trustee and shall duly assign, transfer and deliver to such successor Guarantee Trustee all property and money held by such retiring Guarantee Trustee hereunder,. Upon request of any such successor Guarantee Trustee, the Guarantor, the retiring Guarantee Trustee and such successor Guarantee Trustee shall execute and deliver any and all instruments containing such provisions as shall be necessary or desirable to transfer and confirm to, and for more fully and certainly vesting in, such successor Guarantee Trustee all such rights, powers and trusts.

     (f) Any corporation into which the Guarantee Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Guarantee Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Guarantee Trustee, shall be the successor of the Guarantee Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

     16. This Guarantee shall be binding upon the Guarantor and its successors and assigns, a nd shall inure to the benefit of the Guarantee Trustee and the Exchange Certificateholders and their respective successors and assigns; provided, however, that the Guarantor shall not be entitled to assign or delegate any of its rights or obligations under this Guarantee without the prior written consent of each of the Exchange Certificateholders, and any purported assignment in the absence of such consent shall be void. This Guarantee embodies the entire agreement and understanding between the Guarantee Trustee, the Exchange Certificateholders and the Guarantor relating to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.

     17. This Guarantee may not be amended without the prior approval of Exchange Certificateholders of not less than a majority in aggregate principal amount of the Exchange Certificates outstanding.

     18. The provisions of this Guarantee are severable. If any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Guarantee in any jurisdiction.

     IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed and delivered on the day and year first above written.


                                        TRANSTEL S.A.


                                        By:
                                            -----------------------------------
                                            Title:



ACKNOWLEDGED AND AGREED


MARINE MIDLAND BANK,
as Guarantee Trustee

By:
    ----------------------------------------
    Title

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